EXHIBIT 99.1

Platform Specialty Products Corporation
Announces Third Quarter 2015 Financial Results

•	Third quarter net sales of $597 million, an increase of 204%

•	Third quarter pro-forma net sales growth in constant currency up 2.2% year-over-year

•	Third quarter adjusted EBITDA of $115 million, an increase of 121%

•	Platform re-affirms 2015 adjusted EBITDA guidance of $550-570 million

•
Fourth quarter acquisitions and related financings are on track, including the completion of the first OM Group transaction and $500 million unsecured senior note financing for the proposed Alent plc transaction

West Palm Beach, Fla., Nov. 10, 2015, Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global, diversified specialty chemicals company, today announced its financial results for the three and nine months ended September 30, 2015.

For the three months ended September 30, 2015:

•
Pro forma net sales for the third quarter 2015 were $597 million, a decrease of 15.5% on a pro-forma as adjusted basis compared to third quarter of 2014. Pro forma constant currency net sales were $602 million, an increase of 2.2% over 2014 constant currency sales of $590 million;

◦
Performance Applications segment: Sales were $180 million, a decline of 8.7% from $197 million in the third quarter of 2014. On a constant currency basis, sales for this segment were essentially flat, declining 0.2% or $0.4 million;

◦
Agricultural Solutions segment: Pro forma as adjusted sales were $418 million, an 18.1% decline from $510 million in the third quarter of 2014. On a constant currency basis, pro forma as adjusted sales grew 3.2% or $13 million;

•
Adjusted EBITDA for the third quarter 2015 was $115 million, a decrease of 18.6% compared to the third quarter 2014 on a pro-forma basis, but was essentially flat on a constant currency basis, declining 0.4%;

◦
Performance Applications segment: Adjusted EBITDA was $55 million, a decrease of 2.3% from $56 million in the third quarter of 2014. On a constant currency basis, adjusted EBITDA for this segment grew 8.1% or $4 million;

◦
Agricultural Solutions segment: Adjusted EBITDA was $61 million, a decline of 29.2% from $86 million pro forma as adjusted EBITDA in the third quarter of 2014. On a constant currency basis, pro forma as adjusted EBITDA declined 6.9% or $5 million;

◦	Pro forma as adjusted EBITDA margin was 19.4% compared to a margin of 19.9% in the year-ago period on a constant currency basis;

•	Reported net loss attributable to common shareholders was $122 million, compared to net income of $12 million for the same period in 2014;

◦	Net income decreased primarily as a result of increased interest expense, foreign exchange losses and acquisition related expenses;

•	As adjusted diluted earnings per share were $0.06 compared to $0.18 per adjusted diluted earnings per share in the same period of 2014;

•	Adjusted recurring free cash flow was $67 million, or $0.28 per adjusted diluted share compared to $36 million or $0.25 per adjusted diluted share in the same period of 2014.

Chairman Martin E. Franklin stated, “Despite the challenging macro environment and our recent organizational changes, we remain encouraged by the performance of our businesses and the way we have continued to grow on a constant currency basis. I remain confident in our ability to reach our goal of driving value through enhanced operating acumen, synergy realization and steady cash flow generation in our 'Asset-Lite / High-Touch' businesses.”

Acquisition, Financing, and Integration Update

On October 28, 2015, Platform announced the completion of the first stage of its previously announced acquisition within its Performance Applications space of the Electronic Chemicals and Photomasks (“EC & PM”) businesses of OM Group, Inc. (“OMG”), excluding their Malaysian subsidiary. As previously announced, Platform expects to subsequently acquire the Malaysian subsidiary during the first quarter of 2016 in a separate transaction, subject to standard closing conditions.

Benjamin Gliklich, Platform's Chief Operating Officer, said, "We are excited about the close of the first stage of the OMG acquisition and the positive progress we have made towards finalizing the Alent transaction. Once these acquisitions are complete we will be fully focused on integrating these businesses and executing on key priorities including synergy realization, cash flow generation, and driving organic growth within our existing business segments. We believe we have a substantial opportunity for value creation with the combination of businesses being acquired in the Performance Applications segment and we look forward to delivering strong results in the years to come."

On November 10, 2015, Platform announced the closing of its previously-announced private offering of $500 million aggregate principal amount of unsecured senior notes. The notes bear interest at a rate of 10.375% and will mature on May 1, 2021. Platform is also in the process of finalizing its syndication process for new incremental term loans in an aggregate amount of approximately $1.4 billion and additional revolving credit borrowings under its Amended and Restated Credit Agreement, which are expected to close later this month.

Integration and synergy realization in the Agricultural Solutions business has continued to outperform the initial plan. Third quarter 2015 EBITDA includes $13 million of realized synergies and a single Agricultural Solutions sales force is now taking all of Platform's agricultural products to market.

Mr. Gliklich added, “The integration process within Platform’s Agricultural Solutions segment continues to be a bright spot for Platform. We are ahead of schedule with approximately $13 million of realized synergies in the third quarter of 2015, for a total of $26 million since the close of the Arysta acquisition in first quarter of 2015. Synergies this quarter represent a run-rate of over $50 million. With the financing marketing almost complete, we are now singularly focused on execution and delivering growth and cash flow to our shareholders."

See Note 2 to this release for further information on estimated synergies in relation to the proposed acquisition of Alent plc.

Leadership Update

Platform has announced several updates regarding its leadership team in recent months, including the impending retirement of its Chief Executive Officer and the addition of its new Chief Financial Officer.

Mr. Franklin stated, "The fact that our businesses have continued to perform is a testament to depth of talent across Platform. 2016 will be a period of looking inward with a focus on execution and strengthening our balance sheet, and I look forward to bringing on a seasoned leader as CEO to join our corporate team to drive these efforts.”

Affirmed 2015 Guidance

On October 7, 2015, Platform revised its 2015 guidance to reflect further foreign exchange volatility, continued weakness in certain agricultural end markets, and a decision to limit "pre-season" selling activity in its Agricultural Solutions business segment. As previously stated, Platform expects its 2015 adjusted EBITDA to be within the range of $550 million to $570 million.

Sanjiv Khattri, Platform's Chief Financial Officer, said "Platform had a solid quarter in light of continued economic and currency headwinds. We are reaffirming our guidance for 2015 adjusted EBITDA."

The basis of preparation and principal assumptions underlying this outlook are set out in Schedule 1 included at the end of this release. Platform believes foreign exchange rates have not materially changed since September 30th.

Non-GAAP Measures

Our non-GAAP measures herein include adjusted sales, adjusted EBITDA, adjusted recurring free cash flow and adjusted diluted earnings per share. Please see the financial tables included in this release for further detail on the adjustments to Platform’s reported numbers.

Conference Call

Platform will host a webcast/dial-in conference call to discuss its third quarter 2015 financial results at 8:00 a.m. (Eastern Time) on Wednesday, November 11, 2015. Participants on the call will include, Martin E. Franklin, Chairman; Benjamin Gliklich, Chief Operating Officer; Sanjiv Khattri, Chief Financial Officer and other members of Platform management.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 55127085. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including agrochemical, animal health, electronics, graphic arts, plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

U.K. Takeover Code Directors’ Confirmation

The following statement contained in this release:

"As previously stated, Platform expects its 2015 adjusted EBITDA to be within the range of $550 million to $570 million."

constitutes a profit forecast (the “2015 Profit Forecast”) for the purposes of the U.K. City Code on Takeovers and Mergers (the "U.K. City Code"), which applies in light of Platform's proposed acquisition of Alent.

Under Rule 28.1 of the U.K. City Code, the basis of preparation and principal assumptions upon which the 2015 Profit Forecast is based are included in Schedule 1 to this release.

The Directors of Platform have considered the 2015 Profit Forecast and hereby confirm that it is valid as at the date of this release and has been properly compiled on the basis of the assumptions set out in Schedule 1 and that the basis of the accounting used in the 2015 Profit Forecast is consistent with Platform’s accounting policies.
In accordance with Rule 30.4 of the U.K. City Code, a copy of this release will be available on Platform’s website at www.platformspecialtyproducts.com.
No Offer or Solicitation
This release and referenced conference call is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this press release in any jurisdiction in contravention of applicable law.
Forward-Looking Statements
This release contains statements which are, or may be deemed to be, ‘‘forward-looking statements’’ which are prospective in nature. All statements other than statements of historical fact are forward-looking statements. They are based on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as ‘‘plans’’, ‘‘expects’’, ‘‘is expected’’, ‘‘is subject to’’, ‘‘budget’’, ‘‘scheduled’’, ‘‘estimates’’, ‘‘forecasts’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘believes’’, ‘‘targets’’, ‘‘aims’’, ‘‘projects’’ or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results ‘‘may’’, ‘‘could’’, ‘‘should’’, ‘‘would’’, ‘‘might’’ or ‘‘will’’ be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Forward-looking statements include, but are not limited to, statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies; and (iii) the effects of global economic conditions on Platform’s business. Many of these important factors are outside of Platform’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors may cause the actual results, performance or achievements of Platform to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results, performance or achievements of Platform to differ materially from the expectations of Platform include, among other things: (i) Platform's ability to close the proposed acquisition of Alent plc (including the possibility that any of the closing conditions will not be satisfied); (ii) Platform’s adjusted earnings per share, expected or estimated revenue; (iii) the outlook for Platform's markets and the demand for its products, estimated sales, segment earnings, net interest expense, income tax provision, restructuring and other charges, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross operating and adjusted EBITDA margin improvement requirement and expansion, organic net sales growth, bank debt covenants; (iv) the success of new product introductions, growth in costs and expenses; (v) the impact of commodities and currencies and Platform's ability to manage its risk in these areas; (vi) general business and economic conditions globally, industry trends, competition, changes in government and other regulations, including in relation to the environment, health and safety, taxation, labour relations and work stoppages, changes in political and economic stability, disruptions in business operations due to reorganisation activities and interest rate and currency fluctuations; and (vii) the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully complete as well as integrate and obtain the anticipated results and synergies from its consummated, pending and future acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors. Other risk factors are described in Platform’s periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2014 and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2015, as well as any subsequent reports on Forms 10-K, 10- Q and 8-K, which are or will be available at www.platformspecialtyproducts.com.
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. Platform and its associates, directors, officers and advisers do not provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this release will actually occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
-FINANCIAL TABLES TO FOLLOW-

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2015	2014	2015	2014
Net sales	$597.3	$196.8	$1,807.3	$569.6
Cost of sales	354.6	93.6	1,088.8	285.5
Gross profit	242.7	103.2	718.5	284.1
Operating expenses:
Selling, technical, general and administrative	194.8	73.5	593.2	232.7
Research and development	16.6	6.4	47.8	18.5
Total operating expenses	211.4	79.9	641.0	251.2
Operating profit	31.3	23.3	77.5	32.9
Other (expense) income:
Interest expense, net	(52.7)	(8.0)	(143.2)	(23.4)
Loss on derivative contracts	(47.3)	(2.6)	(49.9)	(2.2)
Foreign exchange loss	(36.9)	(0.4)	(19.3)	(1.4)
Other expense, net	1.4	—	19.8	—
Total other expense	(135.5)	(11.0)	(192.6)	(27.0)
(Loss) income before income taxes and non-controlling interests	(104.2)	12.3	(115.1)	5.9
Income tax (expense) benefit	(17.6)	1.6	(42.0)	3.6
Net (loss) income	(121.8)	13.9	(157.1)	9.5
Net income attributable to the non-controlling interests	(0.5)	(2.0)	(4.0)	(5.4)
Net (loss) income attributable to common stockholders	$(122.3)	$11.9	$(161.1)	$4.1
(Loss) earnings per share
Basic	$(0.58)	$0.09	$(0.81)	$0.03
Diluted	$(0.58)	$0.08	$(0.81)	$0.03
Weighted average shares outstanding
Basic	210.9	137.3	198.6	124.5
Diluted	210.9	152.7	198.6	140.5

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(In millions, except share and per share amounts)	2015	2014
Assets
Cash and cash equivalents	$682.0	$397.3
Restricted cash	0.3	600.0
Accounts receivable, net of allowance for doubtful accounts of $14.0 and $9.6 at September 30, 2015 and December 31, 2014, respectively	943.4	327.3
Inventories	466.9	205.8
Prepaid expenses and other current assets	220.1	46.1
Total current assets	2,312.7	1,576.5
Property, plant and equipment, net	266.9	178.6
Goodwill	2,842.0	1,405.3
Intangible assets, net	2,577.9	1,341.5
Other assets	76.3	45.4
Total assets	$8,075.8	$4,547.3
Liabilities & Stockholders' Equity
Accounts payable	386.1	106.7
Current installments of long-term debt and revolving credit facilities	36.1	13.2
Accrued income taxes payable	102.7	16.7
Accrued customer rebates and sales incentives	129.0	9.9
Financial guarantees and factoring	59.0	—
Other current liabilities	252.2	94.2
Total current liabilities	965.1	240.7
Long-term debt and capital lease obligations	3,401.4	1,392.4
Long-term retirement benefits, less current portion	44.2	38.8
Long-term deferred income taxes	567.1	202.3
Long-term contingent consideration	70.2	63.9
Other long-term liabilities	113.6	56.6
Total liabilities	5,161.6	1,994.7
Commitments and contingencies (Note 15)
Redeemable preferred stock - Series B	645.9	—
Stockholders' Equity
Preferred stock - Series A	—	—
Common stock, $0.01 par value per share (effective January 23, 2014), 400,000,000 shares authorized, 210,879,597 and 182,066,980 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	2.1	1.9
Additional paid-in capital	3,287.3	2,812.4
Accumulated deficit	(385.2)	(224.1)
Accumulated other comprehensive loss	(741.4)	(130.6)
Total stockholders equity	2,162.8	2,459.6
Non-controlling interests	105.5	93.0
Total equity	2,268.3	2,552.6
Total liabilities, redeemable preferred shares and equity	$8,075.8	$4,547.3

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In millions)	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014
Cash flows from operating activities:
Net cash flows provided by operating activities	$131.1	$79.5
Cash flows from investing activities:
Cash restricted to fund acquisition	599.7	(315.0)
Capital expenditures	(32.1)	(7.3)
Investment in registrations of products	(26.2)	—
Proceeds from disposal of property, plant and equipment	12.1	0.5
Acquisition of businesses, net	(2,857.9)	(59.0)
Other, net	(1.4)	—
Net cash flows used in investing activities	(2,305.8)	(380.8)
Cash flows from financing activities:
Proceeds from issuance of debt, net of discount and premium	2,085.6	—
Change in revolving credit facilities, net	4.7	—
Repayments of borrowings	(15.5)	(5.8)
Proceeds from issuance of common stock, net	469.5	473.4
Payment of debt financing fees	(45.5)	(4.1)
Change in factored liabilities	(16.8)	—
Other, net	(1.0)	0.1
Net cash flows provided by financing activities	2,481.0	463.6
Effect of exchange rate changes on cash and cash equivalents	(21.6)	(3.6)
Net increase in cash and cash equivalents	284.7	158.7
Cash and cash equivalents at beginning of period	397.3	123.0
Cash and cash equivalents at end of period	$682.0	$281.7
Noncash Investing Activities
Unpaid capital expenditures included in accounts payable and accrued expenses	$3.5	$5.8

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP PRO FORMA INCOME STATEMENTS (Unaudited)
Three Months Ended September 30, 2015 and 2014

				As Adjusted					As Adjusted
	Three Months Ended			Three Months Ended		Three Months Ended			Three Months Ended
	September 30,	Adjustments		September 30,		September 30,	Adjustments		September 30,
(In millions, except per share amounts)	2015	2015		2015		2014	2014		2014
Net sales	$597.3	$—		$597.3		$196.8	$509.7	a	$706.5
Cost of sales	354.6	(6.9)	a	347.7		93.6	317.2	a	410.8
Gross profit	242.7	6.9		249.6		103.2	192.5		295.7
Operating expenses:
Selling, technical, general and administrative	194.8	(48.1)	a	146.7		73.5	94.8	a	168.3
Research and development	16.6	—		16.6		6.4	10.8	a	17.2
Total operating expenses	211.4	(48.1)		163.3		79.9	105.6		185.5
Operating profit	31.3	55.0		86.3		23.3	86.9		110.2
Other (expense) income:
Interest expense, net	(52.7)	—		(52.7)		(8.0)	(41.3)	b	(49.3)
(Loss) gain on derivative contracts	(47.3)	48.1	c	0.8		(2.6)	—		(2.6)
Foreign exchange (loss) gain	(36.9)	33.0	c	(3.9)		(0.4)	2.6	c	2.2
Other (expense) income, net	1.4	—		1.4		—	0.1	c	0.1
Total other (expense) income	(135.5)	81.1		(54.4)		(11.0)	(38.6)		(49.6)
(Loss) income before income taxes and non-controlling interests	(104.2)	136.1		31.9		12.3	48.3		60.6
Income tax benefit (expense)	(17.6)	(0.7)	d	(18.3)		1.6	(18.7)	d	(17.1)
Net (loss) income	(121.8)	135.4		13.6		13.9	29.6		43.5
Net income attributable to the non-controlling interests	(0.5)	0.4	e	(0.1)		(2.0)	2.1	e	0.1
Net (loss) income attributable to common stockholders	$(122.3)	$135.8		$13.5		$11.9	$31.7		$43.6
(Loss) earnings per share
Basic	$(0.58)			$0.06		$0.09			$0.21
Diluted	$(0.58)			$0.06		$0.08			$0.18
Weighted average shares outstanding
Basic	210.9			210.9		137.3			210.9
Diluted	210.9			244.1	f	152.7			244.1	f
a. Refer to separate reconciliation for detail.
b. Adjustment to reflect interest expense on debt levels for full quarter.
c. Adjustment to reverse loss on derivative contract, net foreign exchange loss primarily on external and intercompany foreign-denominated debt.
d. Adjustment to calculation of estimated effective tax rate of 57.33% and 28.25%, respectively for Q3 2015 and Q3 2014.
e. Adjustment for reversal of the income attributable to the non-controlling interest resulting from the Arysta acquisition for Q3 2015 and the MacDermid acquisition for both Q3 2015 and Q3 2014.
f. Non-GAAP Diluted Shares are calculated as follows:
Outstanding shares at September 30, 2015 (thousands)									210,880
Number of shares issuable upon conversion of Series B Convertible Preferred Stock									22,108
Number of shares issuable upon conversion of PDH Common Stock									8,207
Number of shares issuable upon conversion of Series A Preferred Stock									2,000
Vested Director stock options									175
Equity awards granted									698
Adjusted Diluted shares at September 30, 2015									244,068

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP PRO FORMA INCOME STATEMENTS (Unaudited)
Nine Months Ended September 30, 2015 and 2014

				As Adjusted					As Adjusted
	Nine Months Ended			Nine Months Ended		Nine Months Ended			Nine Months Ended
	September 30,	Adjustments		September 30,		September 30,	Adjustments		September 30,
(In millions, except per share amounts)	2015	2015		2015		2014	2014		2014
Net sales	$1,807.3	$87.5	a	$1,894.8		$569.6	$1,591.5	a	$2,161.1
Cost of sales	1,088.8	(18.4)	a	1,070.4		285.5	956.3	a	1,241.8
Gross profit	718.5	105.9		824.4		284.1	635.2		919.3
Operating expenses:
Selling, technical, general and administrative	593.2	(137.3)	a	455.9		232.7	256.0	a	488.7
Research and development	47.8	3.5	a	51.3		18.5	31.6	a	50.1
Total operating expenses	641.0	(133.8)		507.2		251.2	287.6		538.8
Operating profit	77.5	239.7		317.2		32.9	347.6		380.5
Other (expense) income:
Interest expense, net	(143.2)	(7.9)	b	(151.1)		(23.4)	(119.5)	b	(142.9)
Loss on derivative contracts	(49.9)	43.9	c	(6.0)		(2.2)	—		(2.2)
Foreign exchange (loss) gain	(19.3)	28.0	c	8.7		(1.4)	2.6	c	1.2
Other income (expense), net	19.8	(16.0)	c	3.8		—	(0.1)	c	(0.1)
Total other expense	(192.6)	48.0		(144.6)		(27.0)	(117.0)		(144.0)
(Loss) income before income taxes and non-controlling interests	(115.1)	287.7		172.6		5.9	230.6		236.5
Income tax (expense) benefit	(42.0)	(14.4)	d	(56.4)		3.6	(71.0)	d	(67.4)
Net (loss) income	(157.1)	273.3		116.2		9.5	159.6		169.1
Net income attributable to the non-controlling interests	(4.0)	3.9	e	(0.1)		(5.4)	5.2	e	(0.2)
Net (loss) income attributable to common stockholders	$(161.1)	$277.2		$116.1		$4.1	$164.8		$168.9
(Loss) earnings per share
Basic	$(0.81)	$—		$0.58		$0.03	$—		$0.85
Diluted	$(0.81)	$—		$0.48		$0.03	$—		$0.69
Weighted average shares outstanding
Basic	198.6	—		198.6		124.5	—		198.6
Diluted	198.6	—		244.1	f	140.5	—		244.1	f
a. Refer to separate reconciliation for detail.
b. Adjustment to reflect interest expense on debt levels for full nine months.
c. Adjustment to reverse legal settlement, acquisition put option expiration, loss on derivative contact and net foreign exchange loss primarily on external and intercompany foreign-denominated debt.
d. Adjustment to calculation of estimated effective tax rate of 32.67% and 28.52%, respectively for the nine months ended September 30, 2015 and 2014.
e. Adjustment for reversal of the income attributable to the non-controlling interest resulting from the Arysta acquisition for the nine months ended September 30, 2015 and the MacDermid acquisition for the nine months ended September 30, 2015 and 2014.

f. Non-GAAP Diluted Shares are calculated as follows:
Outstanding shares at September 30, 2015 (thousands)									210,880
Number of shares issuable upon conversion of Series B Convertible Preferred Stock									22,108
Number of shares issuable upon conversion of PDH Common Stock									8,207
Number of shares issuable upon conversion of Series A Preferred Stock									2,000
Vested Director stock options									175
Equity awards granted									698
Adjusted Diluted shares at September 30, 2015									244,068

PLATFORM SPECIALTY PRODUCTS CORPORATION
DETAIL FOR NON-GAAP PRO FORMA ADJUSTMENTS IN OPERATING PROFIT
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(In millions)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjustments to net sales
Net sales for pre-acquisition periods	$—	$509.7	$87.5	$1,591.5
Total Adjustments to pro-forma net sales	—	509.7	87.5	1,591.5

Adjustments to cost of sales
Cost of sales for pre-acquisition periods	—	318.8	54.1	973.1
Reversal of manufacturer's profit in inventory purchase accounting adjustments	(1.3)	—	(58.1)	(12.0)
Adjustment to reverse incremental depreciation expense from acquisitions	(3.2)	(1.6)	(10.8)	(4.8)
Adjustment to reverse restructuring expense	(2.4)	—	(3.6)	—
Total Adjustments to pro-forma cost of sales	(6.9)	317.2	(18.4)	956.3

Adjustments to selling, technical, general and administrative expense
Selling, technical, general and administrative expense for pre-acquisition periods	—	112.0	38.8	321.1
Adjustment to reverse contingent consideration fair value adjustment	(2.7)	(2.3)	(6.3)	(26.1)
Adjustment to reverse transaction costs associated with acquisitions	(15.0)	(7.7)	(70.4)	(18.2)
Adjustment to reverse incremental amortization expense from acquisitions	(28.3)	(6.6)	(84.8)	(19.8)
Adjustment to reverse restructuring expense	(2.1)	(0.6)	(14.6)	(1.0)
Total Adjustments to pro-forma selling, technical, general and administrative expense	(48.1)	94.8	(137.3)	256.0

Adjustments to research and development expense
Research and development expense for pre-acquisition periods	—	10.8	3.5	31.6
Total Adjustments to pro-forma research and development expense	$—	$10.8	$3.5	$31.6

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO PRO-FORMA RESULTS
(Unaudited)

(In millions)	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
Pro forma net income	$13.6	$43.5	$116.2	$169.1

Adjustments to reconcile to pro-forma net income:
Income tax expense	18.3	17.1	56.4	67.4
Interest expense, net	52.7	49.3	151.1	142.9
Depreciation and amortization expense	30.5	31.5	93.4	94.8
Other expense	—	—	(0.9)	0.4

Pro-Forma Adjusted EBITDA	$115.1	$141.4	$416.2	$474.6

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS ATTRIBUTABLE TO STOCKHOLDERS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions)	2015	2014	2015	2014
Adjusted EBITDA	$115.1	$52.4	$413.2	$146.5
Adjustments to reconcile to net loss attributable to stockholders:
Interest expense	(54.3)	(8.1)	(147.2)	(23.8)
Depreciation and amortization expense	(62.0)	(18.9)	(176.3)	(57.2)
Restructuring and related expenses	(4.5)	(0.6)	(18.2)	(1.0)
Manufacturer's profit in inventory adjustment	(1.3)	—	(58.0)	(12.0)
Acquisition transaction costs	(15.0)	(7.7)	(70.4)	(18.4)
Non-cash fair value adjustment to contingent consideration	(2.7)	(2.3)	(6.3)	(26.1)
Legal settlement	—	—	16.0	—
Acquisition put option settlement	—	—	3.0	—
Foreign exchange gains on foreign denominated external and internal debt	(33.0)	(2.6)	(26.8)	(2.6)
Fair value adjustment on foreign exchange forward contract	(48.1)	—	(48.1)	—
Other income	1.6	0.1	4.0	0.5
Net (loss) income before income taxes and non-controlling interest	(104.2)	12.3	(115.1)	5.9
Income tax (expense) benefit	(17.6)	1.6	(42.0)	3.6
Net income attributable to the non-controlling interests	(0.5)	(2.0)	(4.0)	(5.4)
Net (loss) income attributable to stockholders	$(122.3)	$11.9	$(161.1)	$4.1

Notes to Earnings Release

Note 1: The “pro forma as adjusted” numbers outlined above are aimed at providing a clearer comparison of Platform’s financial results between the third quarter of 2014 and the third quarter of 2015. These numbers include certain adjustments made to both periods and assume that Platform owned all its acquired businesses (Arysta LifeScience Limited, the Chemtura AgroSolutions business of Chemtura Corporation, and Percival S.A., including its agrochemical business, Agriphar) for the entirety of both periods. The Company believes that this “pro forma as adjusted” format provides a more complete understanding of its operational results and a meaningful comparison of its performance between periods

Note 2: Statements related to estimated synergies in relation to the proposed acquisition of Alent plc have been made in accordance with, and reported on under, the U.K. City Code on Takeovers and Mergers by PricewaterhouseCoopers LLP and Credit Suisse Securities (Europe) Limited. Further details on the synergies and copies of the reporting letters are included in the announcement published by Platform on July 13, 2015 and the related scheme document dated August 17, 2015, which can both be found at www.platformspecialtyproducts.com.

Note 3: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies, including adjusted sales, adjusted EBITDA, adjusted recurring free cash flow and adjusted diluted earnings per share. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. In particular, these adjusted amounts aim to provide investors insight into the cash generated from operations after taking into consideration reinvestment in the businesses for Free Cash Flow, Recurring Free Cash Flow, and Adjusted EBITDA. The adjustments to Platform’s reported numbers are detailed in the financial tables included in this release. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Note 4: Certain risks and other factors that could cause Platform's business results to vary are described more fully in the Forward-Looking Statements disclaimer in this release and in the “Risk Factors” included in Platform's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2015.

Schedule 1

2015 Profit Forecast

In accordance with the U.K. City Code, the basis of preparation and principal assumptions under which the 2015 Profit Forecast is based are included below:

1.	Basis of preparation

The 2015 Profit Forecast has been prepared on a consistent basis with the accounting policies of Platform adopted in its consolidated financial statements for the year ended December 31, 2014, in the interim financial statements for the nine months ended September 30, 2015 and expected to be adopted in the financial statements for the year ending December 31, 2015. The 2015 Profit Forecast is based on the unaudited interim financial statements for the three and nine months ended September 30, 2015. The 2015 Profit Forecast does not take into account any effects of each of the acquisition of OMG's EC & PM businesses and the proposed acquisition of Alent plc ("Alent"), including acquisition related transaction fees.

2.	Assumptions

The principal assumptions upon which the 2015 Profit Forecast is based are set forth below:

Assumptions the Platform Directors can influence

•	Any current contract negotiations with customers and/or suppliers will conclude materially as the Platform Directors would reasonably expect based on Platform’s past experience;

•	The effective tax rate for the year ending December 31, 2015 will be 27%;

•
The 2015 Profit forecast does not account for the impact of the acquisition of OMG's EC & PM businesses and any potential future acquisitions, including, but not limited to, the proposed acquisition of Alent, dispositions, partnerships or in-license transactions; and

•	Announced synergies for prior transactions will be realized in line with our expectations.

Assumptions the Platform Directors cannot influence

•
There will be no changes, beyond what is already contemplated, in general trading conditions, economic conditions, competitive environment or levels of demand in the countries in which Platform, its key customers and key suppliers operate or trade;

•	Profile of sales will be consistent with previous years;

•
There will be no changes in exchange rates, interest rates, bases of taxes, legislative or regulatory requirements from those currently forecast that would have a material impact on Platform’s operations or its accounting policies;

•	Foreign exchange rates against the U.S. Dollar will remain materially unchanged from the prevailing rate on September 30, 2015;

•	There will be no material adverse weather events or natural catastrophes that affect Platform’s key products or markets;

•	There will no material changes in raw materials prices,

•	There will be no material changes in freight costs;

•	There will be no material impact from any political or economic events in the countries in which Platform or its key customers and suppliers trade;

•	No account has been taken of for any adverse outcome to any litigation, regulatory matter or government investigation for which provisions may or may not have been provided; and

•	There will be no business interruptions that materially adversely affect Platform, its key customers or its key suppliers.